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                                                                   EXHIBIT 24.01



                                POWER OF ATTORNEY


The undersigned, a Director of PLATO Learning, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint John Murray, John M. Buske, and Mary Jo Murphy, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director, the Company's Annual Report on Form 10-K and related amendments, if any. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

Dated this 28th day of January, 2002


/s/ Jack R. Borsting
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Jack R. Borsting
Director

/s/ Hurdis M. Griffith
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Hurdis M. Griffith
Director

/s/ John L. Krakauer
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John L. Krakauer
Director

/s/ Dennis J. Reimer
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Dennis J. Reimer
Director

/s/ William R. Roach
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William R. Roach
Director

/s/ Arthur W. Stellar
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Arthur W. Stellar
Director